Boxlight Announces 1-for-6 Reverse Stock Split of Class A Common Stock

Class A Common Stock Expected to Begin Trading on Reverse-Split Adjusted Basis on December 23, 2025

DULUTH, Ga. – December 19, 2025 – Boxlight Corporation (Nasdaq: BOXL), a leading provider of interactive technology solutions, today announced that its Board of Directors has approved a 1-for-6 reverse stock split (the “Reverse Stock Split”) of Boxlight’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).

The Reverse Stock Split is intended to increase the closing bid price of the Company’s Class A Common Stock above $1.00 per share, and to enable the Company to manage continued compliance with The Nasdaq Capital Market (“Nasdaq”) Listing Rule 5550(a)(2).

The Reverse Stock Split will become effective at 5:00 p.m. Eastern Time on December 22, 2025, and the Class A Common Stock will open for trading on Nasdaq on a reverse split-adjusted basis on December 23, 2025 under the existing trading symbol “BOXL.” The new CUSIP number for the Class A Common Stock following the Reverse Stock Split will be 103197406. At the effective time of the Reverse Stock Split, every six shares of the Class A Common Stock either issued and outstanding or held as treasury stock will be automatically reclassified into one new share of Class A Common Stock. The total number of shares of Class A Common Stock authorized for issuance will be reduced by a corresponding proportion from 25,000,000 shares to 4,166,667 shares of Class A Common Stock. The par value per share of the Class A Common Stock will remain unchanged at $0.0001 per share.

As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of Class A Common Stock underlying Boxlight’s outstanding equity awards and the number of shares issuable under Boxlight’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards, as applicable. In addition, proportionate adjustments will be made to Boxlight’s outstanding warrants, resulting in each warrant becoming exercisable for 1/6th of a share of Class A Common Stock. Furthermore, proportionate adjustments will be made to the conversion factor at which the Company’s convertible preferred stock may be converted into Class A Common Stock. The total number of shares of preferred stock of Boxlight authorized for issuance will remain at 50,000,000.

No fractional shares will be issued in connection with the Reverse Stock Split. Fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

VStock Transfer, LLC is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders who hold shares of Class A Common Stock are not required to take any action to receive post-Reverse Stock Split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker's particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

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About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. The company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories and professional services. For more information about the Boxlight story, visit www.boxlight.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks” or other similar expressions. Such statements may include, but are not limited to, statements about the Reverse Stock Split and the timing thereof, as well as the trading of the Class A Common Stock, the Company’s ability to increase its closing bid price above $1.00 per share of Class A Common Stock and its ability to manage compliance with the minimum bid price requirement for continued listing on Nasdaq. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. Further information on factors that could cause Boxlight’s actual results to differ materially from the results anticipated by Boxlight’s forward-looking statements is included in the reports Boxlight has filed with the U.S. Securities and Exchange Commission. Boxlight does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Investor & Media Relations
+1 360-464-4478
investor.relations@boxlight.com
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